Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Xerox Credit Corporation, a Delaware corporation (the “Company”), for the quarter ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gary R. Kabureck, President and Chief Executive Officer of the Company, and John F. Rivera, Vice President, Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary R. Kabureck
Gary R. Kabureck
Chief Executive Officer
May 10, 2005

/s/ John F. Rivera
John F. Rivera
Chief Financial Officer
May 10, 2005

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to Xerox Credit Corporation and will be retained by Xerox Credit Corporation and furnished to the Securities and Exchange Commission or its staff upon request.